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                                                                      Exhibit 10

                                 June 2, 1997

                                                                  (202) 639-7065

Nuveen California Tax-Free Fund, Inc.
333 West Wacker Drive
Chicago, Illinois 60606

      RE:  Registration Statement on Form N-1A
           Under the Securities Act of 1933
           (File No. 33-01971)
           ___________________________________


Ladies and Gentlemen:

     We have acted as special counsel to Nuveen California Tax-Free Fund, Inc., a Maryland corporation (the "Fund"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement") which relates Fund's Nuveen California Tax-Free Money Market Fund, Service Plan Series Shares; Nuveen California Tax-Free Money Market Fund, Institutional Plan Series Shares, par value $.01 per share (collectively, the "Shares"). This Opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 23 to the Registration Statement (the "Amendment") with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     (a) a certificate of the Maryland State Department of Assessments and Taxation (the "Department") as to the existence and good standing of the Fund;

     (b) copies, certified by the Department, of the Fund's Articles of Incorporation and of all amendments and all supplements thereto (the "Charter");

     (c) a certificate executed by Karen L. Healy, the Assistant Secretary of the Fund, certifying as to, and attaching of, the Fund's Charter and By-Laws, as amended (the "By-Laws"), and certain resolutions adopted by the Board of Directors of the Fund authorizing the issuance of the Shares; and



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Nuveen California Tax-Free Fund, Inc.
June 2, 1997
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     (d)  a printer's proof, dated June 2, 1997, of the Amendment.

     In our capacity as counsel to the Fund, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Fund. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Fund's Charter and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable under the laws of the State of Maryland.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                              Very truly yours,


                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                              By:  /s/ Thomas S. Harman
                                   ---------------------------
                                   Thomas S. Harman